UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2012 (March 20, 2012)

American Realty Capital Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-170298	27-3515929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 20, 2012, American Realty Capital Trust III, Inc. (the “Company”) closed its acquisition of the fee-simple interest in one build-to-suit FedEx Freight distribution facility located in Commerce City, Colorado. The Company acquired the property though an indirect wholly owned subsidiary of its operating partnership. The seller of the property was Setzer Properties Commerce City, LLC. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The property contains 177,354 rentable square feet and is 100% leased to FedEx Freight West, Inc., which is a wholly-owned subsidiary of FedEx Corp. (NYSE: FDX) and the leases are guaranteed by FedEx Corp., which has an investment grade credit rating as determined by major credit rating agencies. The lease has an original lease term of 15 years that commenced in February 2008 and expires in February 2023. The lease does not contain rental escalations. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is approximately $2.7 million, or $15.26 per rentable square foot.

The purchase price of the property was approximately $36.6 million, exclusive of closing costs. The Company funded the acquisition of the property, exclusive of closing costs, with proceeds from the sale of its common stock. The Company may seek to obtain financing on the property post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Item 9.01. Financial Statements and Exhibits.

(a) Set forth in this Item 9.01(a) are summary financial statements of the parent guarantor to the lessee of the FedEx Freight property described under Item 2.01 of this Current Report on Form 8-K.

FedEx Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corp. are taken from such filings:

	Three Months Ended	Year Ended
(Amounts in Millions)	February 29, 2012 (Unaudited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)
Statements of Operations Data
Revenues	$10,564	$39,304	$34,734	$35,497
Operating income	813	2,378	1,198	747
Net income	521	1,452	1,184	98

(Amounts in Millions)	February 29, 2012 (Unaudited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$28,752	$27,385	$24,902	$24,244
Long-term debt	1,251	1,667	1,668	1,930
Total common stockholders’ investment	16,569	15,220	13,811	13,626

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

Date: March 26, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors